Exhibit 10.9

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 8, 2018, is by and among YayYo, Inc., a Delaware corporation with offices located at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.           The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           The Company has authorized a new series of senior secured notes of the Company, in the aggregate original principal amount of $6,000,000, substantially in the form attached hereto as Exhibit A (the “Notes”).

C.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (ii) a warrant to initially acquire up to that aggregate number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, substantially in the form attached hereto as Exhibit B (the “Warrants”) (as exercised, collectively, the “Warrant Shares”) and (iii) such aggregate number of shares of Common Stock as set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the “Commitment Shares”).

D.           At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.           The Notes, the Commitment Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

F.           The Notes will rank senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined below) and the Notes will be secured by a first priority perfected security interest in cash held in a Master Restricted Account (as defined in the Note) at a Controlled Account Bank (as defined in the Note) pursuant to account control agreements, in form and substance acceptable to each Buyer, duly executed by the Company and such Controlled Account Bank (the “Controlled Account Agreements”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES, WARRANTS AND COMMITMENT SHARES.

(a)          Purchase of Notes, Warrants and Commitment Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) (i) a Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (ii) Warrants to initially acquire up to that aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers and (iii) such aggregate number of Commitment Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers.

(b)          Closing. The closing (the “Closing”) of the purchase of the Notes, the Warrants and the Commitment Shares by the Buyers shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)          Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers. Each Buyer and the Company agree that the Notes, Warrants and Commitment Shares constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes, Warrants and Commitment Shares in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount allocated to the Warrants, an aggregate amount allocated to the Commitment Shares and the balance of the Purchase Price allocated to the Notes, in each case, as mutually agreed upon by the Buyers and the Company, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d)          Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for the Notes, Warrants and Commitment Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) and (ii) the Company shall deliver to each Buyer (A) a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, (B) a Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers and (C) such aggregate number of Commitment Shares as is set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

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(e)          Residency. Such Buyer is a resident of that jurisdiction specified below its address of the Schedule of Buyers.

2.          BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a)          Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, or, if such Buyer is not a corporation, such partnership, limited liability company or other applicable action on the part of such Buyer. Each of this Agreement and the Transaction Documents has been duly executed by such Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms.

(b)          No Public Sale or Distribution. Such Buyer (i) is acquiring its Commitment Shares, Note and Warrants and (ii) upon exercise of its Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

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(c)          Accredited Investor Status. At the time such Buyer was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)          Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e)          Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)          No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)          Transfer or Resale. Such Buyer understands that, except as may be contemplated in connection with a Public Company Date (as defined below), the Registration Rights Agreement and Section 4(h) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

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(h)          Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)          No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)          Investment Intent. Such Buyer understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities or Warrant Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Buyer is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

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(k)          General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(l)          Experience of Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)          Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

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(b)          Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the issuance of the Commitment Shares and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and the filing(s) required by applicable state “blue sky” securities laws, rules and regulations (together the “Securities Filings”)) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Commitment Shares, the Controlled Account Agreements, the Registration Rights Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)          Issuance of Securities. The issuance of the Securities are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof and, with respect to the Commitment Shares, with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 200% of the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon issuance or exercise in accordance with the Warrants (as the case may be), the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

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(d)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Commitment Shares and the Warrant Shares and the reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)          Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Securities Filings), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)          Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

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(g)          No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Aegis Capital Corp., as placement agent (the “Placement Agent”) in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)          No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)          Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)          Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

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(k)          Material Liabilities; SEC Documents; Financial Information; Forecasts. Except as set forth on Schedule 3(k)(i), the Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except obligations under contracts made in the ordinary course of business that as of the date of this Agreement would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied for the periods covered thereby (“GAAP”). On December 15, 2016, the Company filed with the SEC an Offering Statement on Form 1-A (File No. 024-10654), as subsequently amended (the “Offering Statement”). The Company has filed all reports, schedules, forms, proxy statements, statements and other documents (including, without limitation, the Offering Statement) required to be filed by it with the SEC pursuant to the rules and regulations of Regulation A (“Regulation A”) of the 1933 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of Regulation A and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements. The forecasts and projections previously delivered to the Buyers by the Company and attached hereto as Schedule 3(k)(iii) have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances. No other information provided by or on behalf of the Company to any of the Buyers contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The forecasts and projections previously delivered to the Buyers by the Company and attached hereto as Schedule 3(k)(iii) have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

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(l)          Absence of Certain Changes. Since January 1, 2017, there has been no Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Specifically, except as set forth on Schedule 3(l), since January 1, 2017, neither the Company nor its Subsidiaries have:

(i)          declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(ii)         sold, assigned, pledged, encumbered, transferred or other disposed of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or sold, assigned, pledged, encumbered, transferred or other disposed of any Intellectual Property (as defined in Section 3(w)) (other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis);

(iii)        entered into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any Governmental Entity;

(iv)        any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or any of its Subsidiaries, in excess of $50,000 individually, other than obligations under customer contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

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(v)         any Lien on any property of the Company or any of its Subsidiaries except for Liens in existence on the date of this Agreement that are described on Schedules 3(l) (vi).

(vi)        any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

(vii)       any split, combination or reclassification of any equity securities;

(viii)      any material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured;

(ix)         any acceleration or prepayment of any Indebtedness (as defined below) for borrowed money or the refunding of any such Indebtedness;

(x)          any labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment;

(xi)        any waiver of any valuable right, whether by contract or otherwise;

(xii)        except as disclosed in Schedule 3(l) (xiii), any loan or extension of credit to any officer or employee of the Company;

(xiii)       any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(xiv)      any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(xv)       any change in any compensation arrangement or agreement with any employee, officer, director or stockholder that would result in the aggregate compensation to such Person in such year to exceed $100,000;

(xvi)      any material increase in the compensation of employees of the Company or its Subsidiaries (including any increase pursuant to any written bonus, pension, profit sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $100,000, except as may be provided in projections contained in Schedule 3(l) (xvii);

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(xvii)     any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business; or

(xviii)    any acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business.

(xix)       written-down the value of any asset of the Company or its Subsidiaries or written-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(xx)        cancelled any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries; or

(xxi)       any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xxi).

Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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(m)          No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) could have a material adverse effect on any Buyer’s investment hereunder or (ii) could have a Material Adverse Effect. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise.

(n)          Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o)          Foreign Corrupt Practices. Neither the Company, the Company’s subsidiary or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

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(i)          (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii)         assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(p)          Transactions With Affiliates. No current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

(q)          Equity Capitalization.

(i)          Definitions:

(A)         “Common Stock” means (x) the Company’s shares of common stock, $0.000001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(B)         “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.000001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(ii)         Authorized and Outstanding Capital Stock. As of January 24, 2018, the authorized capital stock of the Company consists of (A) 90,000,000 shares of Common Stock, of which, 25,847,969 are issued and outstanding and 1,500,000 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding. As of March 7, 2018, 64,152,031 shares of Common Stock are held in the treasury of the Company.

(iii)        Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(q)(iii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Warrants) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv)        Existing Securities; Obligations. Except as disclosed on Schedule 3(q)(iv): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(v)         Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(r)          Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 3(q), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(s)          Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(s). No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(t)          Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)          Employee Matters; Benefit Plans.

(i)          Except as set forth on Schedule 3(u)(i), the employment of each officer and employee of the Company is terminable at the will of the Company. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer, key employee or group of employees. There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

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(ii)         Since the Company’s inception, neither the Company nor its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There are no unfair labor practice charges or complaints against the Company or its Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority. There are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or its Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company’s inception there has not been, any representation of the employees of the Company or its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Subsidiaries.

(iii)        Schedule 3(u)(iii) contains a true, correct and complete list of each pension, retirement, savings, deferred compensation and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan (whether written or otherwise) and any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term “plan” shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a “Benefit Plan”). The Company has delivered to each Buyer true, correct and complete copies of (i) each material Benefit Plan, including any amendments thereto, (ii) the summary plan description, if any, for each Benefit Plan, including any summaries of material modifications made since the most recent summary plan description, (iii) the latest annual report which has been filed with the Internal Revenue Service (the “IRS”) for each Benefit Plan required to file an annual report, and (iv) the most recent IRS determination letter for each Benefit Plan that is a pension plan (as defined in ERISA) intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is and has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status.

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(iv)        There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Except as set forth in Schedule 3(u)(iv), each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (as defined below) (including, without limitation, the Code and ERISA). “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

(v)         Except as set forth in Schedule 3(u)(v), the consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the applicable Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Benefit Plan.

(vi)        No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(vii)       No Benefit Plan has provided, been required to provide, provides or is required to provide, at any time in the past, present, or future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond one year following termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980B of the Code. No Benefit Plan covers any individual that is not an employee or advisor of the Company or its Subsidiaries, other than spouses and dependents of employees under health and child care policies listed in Schedule 3(u)(vii), true and complete copies of which have been made available to each Buyer.

Except as otherwise permitted pursuant to employment agreements with the Company disclosed to the Buyers, each officer of the Company is currently devoting all of such officer’s business time to the conduct of the business of the Company. Except as otherwise permitted pursuant to employment agreements with the Company disclosed to the Buyers, the Company is not aware of any officer or key employee of the Company or any of its Subsidiaries planning to work less than full time at the Company or its Subsidiaries in the future.

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(v)         Assets; Title.

(i)          Each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets, free and clear of all Liens except (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, and (iv) such as have been disposed of in the ordinary course of business. All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. All assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. The Company and its Subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such Liens set forth in Schedule 3(v)(i).

(ii)         Schedule 3(v)(ii) sets forth a complete list of all real property and interests in real property leased by the Company as of the date hereof. The Company has good and valid leasehold interest in all real property and interests in real property shown on Schedule 3(v)(ii) to be leased by it free and clear of all Liens except where such Liens would not have a Material Adverse Effect. Except as set forth on Schedule 3(v)(ii), there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the knowledge of the Company, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect.

(w)          Intellectual Property.

(i)          Except as set forth on Schedule 3(w)(i), the Company and its Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use all the Intellectual Property used by them in connection with the their respective businesses, which represents all intellectual property rights necessary to the conduct of the their business as now conducted. The Company and its Subsidiaries are in compliance with all contractual obligations relating to the protection of such of the Intellectual Property as they use pursuant to license or other agreement. The conduct of the business of the Company and its Subsidiaries, to the knowledge of the Company, as currently conducted, or as reasonably be expected to be conducted, does not, and is not reasonably expected to, conflict with or infringe any proprietary right or Intellectual Property of any third party, including, without limitation, the transmission, reproduction, use, display or modification of any content or material (including framing, and linking web site content) on a web site, bulletin board or other like medium hosted by or on behalf of the Company or any of its Subsidiaries, except for such infringements and conflicts which would not reasonably be expected to have a Material Adverse Effect. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary: (i) alleging any such conflict or infringement with any third party’s proprietary rights; or (ii) challenging the Company’s or any Subsidiary’s ownership or use of, or the validity or enforceability of any Intellectual Property.

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(ii)         Schedule 3(w)(ii) sets forth a complete and current list of registered trademarks or copyrights, issued patents, applications therefor, or other forms of Intellectual Property registration anywhere in the world that is owned by the Company or a Subsidiary (“Listed Intellectual Property”) and the owner of record, date of application or issuance and relevant jurisdiction as to each. All Listed Intellectual Property is owned by the Company or a Subsidiary, free and clear of security interests, liens, encumbrances or claims of any nature. All Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. No Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration, except as noted on Schedule 3(w)(ii). The consummation of the transactions contemplated hereby will not alter or impair any Intellectual Property that is owned or licensed by the Company or a Subsidiary.

(iii)        Schedule 3(w)(iii) sets forth a complete list of all agreements relating to Intellectual Property to which the Company or a Subsidiary is a party, subject or bound (the “Intellectual Property Contracts”) (other than agreements involving (A) the license of the Company of standard, generally commercially available “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of the Company or (B) non-disclosure or non-use of information). Each Intellectual Property Contract: (i) is valid and binding on the Company or a Subsidiary, as the case may be, and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence.

(iv)        The Company and its Subsidiaries are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning their rights respecting Intellectual Property nor will the Company or any Subsidiary otherwise be, as a result of the execution and delivery of this Agreement or the performance of the Company’s obligations under this Agreement, in breach of any agreement relating to the Intellectual Property.

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(v)         Except as set forth on Schedule 3(w)(v), no present or former employee, officer or director of the Company or any Subsidiary, or agent or outside contractor of the Company or any Subsidiary, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property that is owned or licensed by the Company or any Subsidiary.

(vi)        To the Company’s knowledge: (i) none of the Listed Intellectual Property has been used, disclosed or appropriated to the detriment of the Company or any Subsidiary for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company or any Subsidiary.

(vii)       Any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship (“Works”) that were created by employees of the Company or any Subsidiary were made in the regular course of such employees’ employment or service relationships with the Company or its Subsidiary using the Company’s or the Subsidiary’s facilities and resources and, as such, constitute either works made for hire or all rights and title to and in such Works have been fully assigned to the Company or a Subsidiary. Each such employee who has created Works or any employee who in the regular course of his employment may create Works and all consultants have signed an assignment or similar agreement with the Company or the Subsidiary confirming the Company’s or the Subsidiary’s ownership or, in the alternate, transferring and assigning to the Company or the Subsidiary all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

(viii)      For the purpose of this Agreement, “Intellectual Property” shall mean all of the following: (A) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (B) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (C) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (D) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (E) database rights; (F) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company’s Web sites; (G) rights under all agreements relating to the foregoing; (H) books and records pertaining to the foregoing; and (I) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

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(x)          Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii)         No Hazardous Materials:

(A)         have been disposed of or otherwise released from any Interest of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B)         are present on, over, beneath, in or upon an Interest or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(iii)        Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Interest any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv)        None of the Interests are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(y)          Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

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(z)          Tax Status.

(i)          Each of the Company and the Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all material returns, reports, information statements and other documentation (including any additional or supporting materials) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties (each a “Tax”) and shall include amended returns required as a result of examination adjustments made by the IRS or other Governmental Entity responsible for the imposition of any Tax (collectively, the “Returns”) and such Returns are true, correct and complete in all material respects.

(ii)         Each of the Company and the Subsidiaries has paid all material Taxes and other assessments due from and payable by the Company and the Subsidiaries on or prior to the date hereof on a timely basis except as to those set forth in Schedule 3(z)(ii). The charges, accruals, and reserves for Taxes with respect to the Company and the Subsidiaries are adequate to cover Tax liabilities of the Company and the Subsidiaries accruing throughout the date thereof. Except as set forth in Schedule 3(z)(ii), each of the Company and the Subsidiaries has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code and similar provisions under any other applicable Legal Requirements) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Except as set forth in Schedule 3(z)(ii), neither the Company nor any of the Subsidiaries has received notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person on its behalf. Except as set forth in Schedule 3(z)(ii), no Returns filed by or on behalf of the Company or any of the Subsidiaries with respect to Taxes are currently being audited or examined. Except as set forth in Schedule 3(z)(ii), neither the Company nor any of the Subsidiaries has received notice of any such audit or examination. Except as set forth in Schedule 3(z)(ii), no issue has been raised by any taxing authority with respect to the Company or any of the Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes for any period not so examined.

(iii)        Except as set forth in Schedule 3(z)(iii), no known Liens have been filed and no claims are being asserted by or against the Company or any of the Subsidiaries with respect to any Taxes (other than Liens for Taxes not yet due and payable). Neither the Company nor any of the Subsidiaries has elected pursuant to the Code to be treated as an S corporation or any comparable provision of local, state or foreign law, or has made any other elections pursuant to the Code (other than elections that relate solely to entity classification, methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company and the Subsidiaries, individually or in the aggregate.

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(iv)        No claim has ever been made, or, to the knowledge of the Company, is threatened or pending, by any authority in a jurisdiction where the Company or any of the Subsidiaries, respectively, does not file Returns that the Company or any of the Subsidiaries is or may be subject to taxation by that jurisdiction, and neither the Company nor any of the Subsidiaries has received any notice or request for information from any such authority. Neither the Company nor any of the Subsidiaries has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which the Company is currently the common parent. Neither the Company nor any of the Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting methods initiated by the Company or any of the Subsidiaries, and no Governmental Entity has proposed an adjustment or change in accounting method. All transactions or methods of accounting that could give rise to a substantial understatement of federal income tax as described in Section 6662(d)(2)(B)(i) of the Code have been adequately disclosed on the Company’s and the Subsidiaries’ federal income tax returns in accordance with Section 6662(d)(2)(B) of the Code. Neither the Company nor any of the Subsidiaries is a party to any Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. Neither the Company nor any of the Subsidiaries has consented to any waiver of the statute of limitations for the assessment of any Taxes or has requested any extension of time for the payment of any Taxes. Neither the Company nor any of the Subsidiaries has ever held a material beneficial interest in any other Person, other than those listed in Schedule 3(z)(iv). Neither the Company nor any of the Subsidiaries is obligated to make, nor as a result of any event connected with the transactions contemplated by this Agreement will become obligated to make, any payment that would not be deductible under Section 280G of the Code. Neither the Company nor any Subsidiary is a “passive foreign investment company” within the meaning of Section 1296 of the Code (a “PFIC”), and the Company does not anticipate that the Company or any additional foreign Subsidiary will become a PFIC in the foreseeable future.

(v)         The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(aa)         Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements that accurately reflect the current status of the business of the Company and its Subsidiaries and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

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(bb)         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(cc)         Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)         U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(ee)         Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(gg)         Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

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(hh)         Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ii)         Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. The minute books of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(jj)         Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company (a) (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the 8-K Filing (as defined below) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares issuable upon exercise of the Warrants are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(kk)         Management. Except as set forth in Schedule 3(kk) hereto, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

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(i)          a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)         a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)        any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)         Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)         Engaging in any particular type of business practice; or

(3)         Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)        any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)         a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)        a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(ll)         Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

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(mm)         No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and, except as set forth on Schedule 3(ll) hereof, the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(nn)         No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(oo)         Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(pp)         No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(qq)         Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(rr)         Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

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(ss)         Ranking of Notes. No Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(tt)         Disclosure. No statement made by the Company in this Agreement, any other Transaction Document or the exhibits and schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Investors or any of their representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The due diligence materials previously provided by or on behalf of the Company to each Buyer (the “Due Diligence Materials”), have been prepared in a good faith effort by the Company to describe the Company’s present and proposed products, and projected growth of the Company and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Due Diligence Materials, the Company represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.          COVENANTS.

(a)          Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 5(c) of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)          Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c)          Reporting Status. Immediately following the date the Common Stock of the Company is initially registered (or is exchanged into a class of securities registered) under the 1934 Act (whether by registration, merger or otherwise) (the “Public Company Date”) and until the date on which a Buyer or any transferee or assignee thereof to which a Buyer assigns its rights as a holder of Securities under this Agreement (each an “Investor”, and collectively, the “Investors”) shall have sold all of the Registrable Securities (as defined in the Registration Rights Agreement) (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall use its reasonable best efforts to maintain its eligibility to register the Registrable Securities for resale by the Investors on Form S-3 once Form S-3 is available to the Company for such use.

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(d)          Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, but not, directly or indirectly, for (i) except as set forth on Schedule 4(d), the satisfaction of any indebtedness of the Company or any of its Subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (iii) the settlement of any outstanding litigation.

(e)          Financial Information. From and after the Public Company Date, the Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f)          Listing. Immediately following the Public Company Date, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities upon either the OTCQB, the OTCQX, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”) and, as long as any Warrants remain outstanding, shall maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on an Eligible Market. From and after such listing of the Common Stock on an Eligible Market, neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

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(g)          Fees. The Company shall reimburse the lead Buyer for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of outside counsel and disbursements of Kelley Drye & Warren LLP, counsel to the lead Buyer, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by the lead Buyer from its Purchase Price at the Closing, less $25,000 previously paid by the Company to Kelley Drye & Warren LLP; provided, that the Company shall promptly reimburse Kelley Drye & Warren LLP on demand for all Transaction Expenses not so reimbursed through such withholding at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, Controlled Account Bank fees (including, without limitation, any fees and expenses related to the Master Restricted Account), transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)          Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i)          Disclosure of Transactions and Other Material Information.

(i)          Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York time, on the Public Company Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Notes, the form of the Warrants, the form of Controlled Account Agreement and the form of the Registration Rights Agreement) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

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(ii)         Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants, including, without limitation, Section 4(o) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

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(j)          Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(k)          Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(k) be reduced other than proportionally in connection with any exercise and/or redemption, as applicable, of Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(l)          Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(m)          Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers.

(n)          Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and in the Warrants.

(o)          Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(p)          General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

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(q)          Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act, with the issuance of Securities contemplated hereby.

(r)          Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(s)          Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the asset and business of the Company and its Subsidiaries in accordance with GAAP.

(t)          Financial Statements and Inspection.

(i)          The Company shall deliver to each Buyer (unless any such Buyer has elected by written notice to the Company that it does not want to receive any or all of the following):

(1)         as soon as practicable following the end of each fiscal quarter (other than the fourth fiscal quarter of each fiscal year), but in no event later than fifteen (15) days after the end of such fiscal quarter, the Company’s consolidated unaudited balance sheet, income statement, a statement of stockholder’s equity and a statement of cash flows for such quarter, such quarter-end financial reports to be in reasonable detail, prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(2)         as soon as practicable following the end of each fiscal year, but in no event later than ninety (90) days following the end of such fiscal year, the Company’s audited consolidated balance sheet, income statement, a statement of stockholder’s equity and a statement of cash flows for such year and, if applicable, the immediately preceding fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited by independent public accountants of nationally recognized standing selected by the Company and reasonably acceptable to the Required Holders;

(3)         as soon as practicable, all material communications with stockholders or the financial community, including press releases, but in no event later than three (3) days after the date of each such communication;

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(4)         as soon as practicable, (x) all material reports prepared for the Company by outside consultants, and (y) all reports prepared for the Company by outside legal counsel and auditors, but in no event later than three (3) days after receipt thereof by the Company, provided that the Company shall have no obligation to deliver to any Investor any report prepared by outside legal counsel to the extent such report is privileged communication and is subject to the attorney/client privilege, in the reasonable opinion of such legal counsel;

(5)         as soon as practicable (but in no event later than two (2) Business Days after any such communication), all material communications with and from United States federal or state or foreign regulatory agencies or other governmental or quasi-governmental authorities of any kind;

(6)         as soon as practicable, notice of any material events, including any pending or threatened litigation and/or events that is reasonably likely to materially delay the advancement of the business objectives of the Company or any of its Subsidiaries, but in no event later than five (5) Business Days after the occurrence thereof; and

(7)         notice of any Material Adverse Effect as soon as practicable after upon the occurrence thereof, but in no event later than five (5) Business Days thereafter.

(ii)         The Company shall notify the Buyers in writing of (i) any default under any of the Company’s agreements governing its Indebtedness and (ii) the receipt by the Company of any default notices in connection therewith, in each case promptly and in no event later than five (5) Business Days after the occurrence of any such default or the receipt of any such default notice.

(iii)        The Company shall permit each Buyer to visit and inspect the Company’s properties, to examine its books of account, records, contracts and agreements and to discuss the Company’s affairs, finances and accounts with its Chief Executive Officer or Chief Financial Officer, all at such times as may be reasonably requested by the Investor.

(iv)        The covenants set forth in this Section 4(t) shall terminate as to Buyers and be of no further force or effect upon the earlier of the Public Company Date and the time when no Notes are outstanding.

(u)          Participation Right. Until the fifth anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(u). The Company acknowledges and agrees that the right set forth in this Section 4(u) is a right granted by the Company, separately, to each Buyer.

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(i)          At least five (5) Trading Days (as defined in the Warrants) prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within three (3) Trading Days after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer’s pro rata portion of 20% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(u) shall be (x) based on such Buyer’s pro rata portion of the aggregate original principal amount of the Notes purchased hereunder by all Buyers (the “Basic Amount”), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii)         To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer’s receipt of such new Offer Notice.

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(iii)        The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv)        In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(u)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(u)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(u) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(u)(i) above.

(v)         Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(u)(iv) above if such Buyer has so elected, upon the terms and conditions specified in the Offer. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

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(vi)        Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(u) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

(vii)       The Company and each Buyer agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(viii)      Notwithstanding anything to the contrary in this Section 4(u) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(u). The Company shall not be permitted to deliver more than one such Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(u)(ii).

(ix)         The restrictions contained in this Section 4(u) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Warrants). The Company shall not circumvent the provisions of this Section 4(u) by providing terms or conditions to one Buyer that are not provided to all.

(x)          For the purpose of this Agreement, the following definitions shall apply:

(1)         “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

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(2)         “Subsequent Placement” means any, direct or indirect, issuance, offering, sale, grant of any option or right to purchase, or otherwise disposal of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of), by the Company or any of its Subsidiaries, of any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred stock or any purchase rights).

(v)         Stock Splits. Until the Notes and all notes issued pursuant to the terms thereof are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders (as defined below).

(w)          Exchange and Exercise Procedures. Each of the form of Exercise Notice (as defined in the Warrants) included in the Warrants and the form of Exchange Notice attached hereto set forth the totality of the procedures required of the Buyers in order to exercise the Warrants or exchange the Notes. Except as provided in Section 5(c), no additional legal opinion, other information or instructions shall be required of the Buyers to exercise their Warrants or exchange their Notes. The Company shall honor exercises of the Warrants and exchange of the Notes and shall deliver the Exchange Common Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth herein and in the Warrants.

(x)          Short Sales. As long as any Notes or Warrants remain outstanding, each Buyer, severally, and not jointly, covenants and agrees, solely on behalf of itself and not any other Buyer, not to, directly or indirectly, through related parties, affiliates or otherwise, effect any “Short Sales” (as defined in Regulation SHO of the 1934 Act) except in compliance with applicable law.

(y)          Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Kelley Drye & Warren LLP a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.          REGISTER; LEGEND.

(a)          Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes, the Warrants and the Commitment Shares in which the Company shall record the name and address of the Person in whose name the Notes, the Warrants and the Commitment Shares have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

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(b)          Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Commitment Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c)          Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(b) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(c), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Commitment Shares or Warrant Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s designee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to such Buyer or such Buyer’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

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(d)          Failure to Timely Deliver; Buy-In. At any time on or after the Public Company Date, if the Company fails to fail, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Buyer (or its designee) by the Required Delivery Date, either (I) if the Company’s transfer agent (the “Transfer Agent”) is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of Commitment Shares or Warrant Shares (as the case may be) to which such Buyer is entitled and register such Commitment Shares or Warrant Shares (as the case may be) on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of such Buyer or such Buyer’s designee with DTC for such number of Commitment Shares or Warrant Shares (as the case may be) submitted for legend removal by such Buyer pursuant to Section 5(c) above or (II) if the Registration Statement covering the resale of the Commitment Shares or Warrant Shares (as the case may be) submitted for legend removal by such Buyer pursuant to Section 5(c) above (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify such Buyer and (y) deliver the Commitment Shares or Warrant Shares, as applicable, electronically without any restrictive legend by crediting such aggregate number of Commitment Shares or Warrant Shares (as the case may be) submitted for legend removal by such Buyer pursuant to Section 5(c) above to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Buyer on or prior to the Required Delivery Date and to which such Buyer is entitled, and (B) any trading price of the Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the date of the delivery by such Buyer to the Company of the applicable Commitment Shares or Warrant Shares (as the case may be) and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to a Buyer and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of such Buyer or such Buyer’s designee with DTC for the number of shares of Common Stock to which such Buyer submitted for legend removal by such Buyer pursuant to Section 5(c) above (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of shares of Common Stock submitted for legend removal by such Buyer pursuant to Section 5(c) above that such Buyer is entitled to receive from the Company (a “Buy-In”), then the Company shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit the balance account of such Buyer or such Buyer’s designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Commitment Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the Warrants) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Commitment Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(d) shall not apply to the applicable Buyer the extent the Company has already paid such amounts in full to such Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Note or Warrant, as applicable, held by such Buyer.

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(e)          FAST Compliance. While any Warrants remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

(f)          Optional Exchange. Each holder of Notes shall have the right, at any time, at such holder’s sole option to exchange (each, an “Optional Exchange”) pursuant to the exemption from registration provided by Rule 3(a)(9) or 144(d)(3)(ii) of the 1933 Act (or in such other manner as the Company and the applicable holder of a Note shall mutually agree) all, or any part, of such holder’s Note (such portion of such Note to be exchanged together with the pro rata portion of the Warrant issued in connection therewith, collectively, the “Exchanged Securities”) into such aggregate number of shares of Common Stock equal to the quotient of (x) the Outstanding Amount (as defined in the Notes) of such portion of such Note being exchanged, divided by (y) the Exercise Price (as defined in the Warrants) of the Warrants then in effect, which shares of Common Stock shall be deemed to be Warrant Shares for all purposes hereunder (the “Exchange Common Shares”). Upon the delivery of such Exchange Common Shares to such holder (or its designee), the Exchanged Securities shall be automatically cancelled. To effect an Optional Exchange, such holder must deliver an exchange notice in the form attached hereto as Exhibit D to the Company (the “Exchange Notice”), specifying that such holder is electing to effect an Optional Exchange of the Notes. Each Optional Exchange shall be consummated under the mechanics set forth in Section 1 of the Warrants, subject to the limitations under Section 1(f), in each case, as if such Optional Exchange was an exercise thereunder, mutatis mutandis and with “Exchange Notice” replacing “Exercise Notice” for all purposes thereunder and with the Aggregate Exercise Price (as defeind in the Warrants) with respect thereto deemed paid in full on the Closing Date (including without limitation, the required delivery of such Exchange Common Shares to the holder (or its designee) on or prior to the applicable Share Delivery Date (as defined in the Warrants), any payments required to be made to such holder in connection with any Delivery Failure or Notice Failure (in each case, as defined in the Warrants) thereunder and the prohibition on issuances of Exchange Common Shares if, after giving effect to such Optional Exchange, such holder (together with any Attribution Party (as defined in the Warrants)) would beneficially own in excess of the applicable Maximum Percentage (as defined in the Warrants)).

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6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)          The obligation of the Company hereunder to issue and sell the Notes and the related Warrants and Commitment Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)          Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)         Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) for the Note and the related Warrants and Commitment Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(iii)        The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

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7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a)          The obligation of each Buyer hereunder to purchase its Note and its related Warrants and Commitment Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)          The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer (A) a Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers, (B) a Warrants initially exercisable for such aggregate number of Warrant Shares as is set forth across from such Buyer’s name in column (4) of the Schedule of Buyers and (C) such aggregate number of Commitment Shares as is set forth across from such Buyer’s name in column (5) of the Schedule of Buyers, in each case, as being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)         Such Buyer shall have received the opinion of Brannelly Law, the Company’s counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

(iii)        The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(iv)        The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(v)         The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

(vi)        Each Subsidiary shall have delivered to such Buyer a certified copy of its Certificate of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of the Closing Date.

(vii)       The Company and each Subsidiary shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and the organizational documents of each Subsidiary and (iii) the Bylaws of the Company and the bylaws of each Subsidiary, each as in effect at the Closing.

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(viii)      Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(ix)         The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.

(x)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xi)         No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xii)        Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xiii)       Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers, shall not show any such Liens.

(xiv)      Each Controlled Account Bank shall have duly executed and delivered to such Buyer a Controlled Account Agreement with respect to the Master Restricted Account related to the Note of such Buyer.

(xv)       Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer, the wire amounts and instructions with respect to the reasonable legal fees and expenses of Kelley Drye & Warren LLP and CKR Law LLP and the wire transfer instructions of the Controlled Account Bank (the “Flow of Funds Letter”).

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(xvi)      The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within five (5) business days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Notes, Warrants and Commitment Shares shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

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(b)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)          Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)          Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

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(e)          Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Notes or all holders of the Warrants (as the case may be) (except that a holder of Notes that does not have any of its Notes secured by cash amounts in a Master Restricted Account will not be entitled to any consideration granted to any other holder of Notes in connection with any amendment, consent, waiver or modification related to any provision relating to any Master Restricted Account). From the date hereof and while any Notes or Warrants are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Notes or Warrants that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Notes or Warrants in a manner that is more favorable than to other similarly situated Buyers or holders of Notes or Warrants, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Notes or Warrants in a manner that is less favorable than the Buyer or holder of Notes or Warrants that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) nothing contained in any of the Due Diligence Materials or the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Notes at the Closing and (II) on or after the Closing Date, holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Notes and/or the Warrants (or the Buyers, with respect to any waiver or amendment of Section 4(o)); provided, that such majority must include each holder of at least $500,000 in aggregate principal amount of Notes.

(f)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

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If to the Company:

Yayyo, Inc.

433 North Camden Drive, Suite 600

Beverly Hills, California 90210

Telephone: (310) 497-6857

Attention: Ramy, El-Batrawi, Chief Executive Officer

E-Mail: ramy@yayyo.com

With a copy (for informational purposes only) to:

CKR Law LLP

1800 Century Park East, 14th Floor

Los Angeles, California 90067

Telephone: (310) 400-0110

Facsimile: (424) 382-1871

Attention: Joe Tagliaferro III

E-Mail: jat@ckrlaw.com

If to a Buyer, to its address, e-mail address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, NY 10178

Telephone: (212) 808-7540

Facsimile: (212) 808-7897

Attention: Michael A. Adelstein, Esq.

E-mail: madelstein@kelleydrye.com

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Kelley Drye & Warren LLP shall only be provided copies of notices sent to the lead Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes and Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants) or a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

51

(h)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)          Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(i), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

52

(l)          Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m)          Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n)          Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

53

(o)          Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)          Judgment Currency.

(i)          If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1)         the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2)         the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)         If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

54

(iii)        Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q)          Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[signature pages follow]

55

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

YAYYO, INC.

By:	/s/ Ramy El-Batrawi
Name: Ramy El-Batrawi
Title: CEO

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

BELLRIDGE CAPITAL, LP

By:	/s/ Robert Klimov
Name: Robert Klimov (Boris Klimov)
Title: Managing Partner

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address and Facsimile Number	Original Principal Amount of Notes	Aggregate Number of Warrant Shares	Aggregate Number of Commitment Shares	Purchase Price	Legal Representative’s Address and Facsimile Number

Bellridge Capital, LP	c/o Bellridge Capital, LLC 515 E. Las Olas Boulevard Suite 120A Fort Lauderdale, Florida 33301 Facsimile: 954-745-7988 Attention: Robert Klimov Managing Partner	$6,000,000	1,500,000	150,000	$6,000,000	Kelley Drye & Warren LLP 101 Park Avenue New York, NY 10178 Telephone: (212) 808- 7540 Facsimile: (212) 808- 7897 Attention: Michael A. Adelstein, Esq.

Schedule 3(a)

Subsidiaries:

•	Distinct Cars LLC
•	Savy LLC
•	Rideyayyo LLC
•	Rideshare Car Rentals, LLC

Schedule 3(g)

Placement Agent’s Fee. The Company shall pay to Aegis Capital Corp., (“Aegis”) a cash placement fee (the “Placement Agent’s Closing Fee”) equal to 8% of the aggregate purchase price paid by each purchaser of approximately $6 million of securities of the Company (“Securities”) that are placed in the Offering. The Placement Agent’s Closing Fee shall be paid at the closing of the Offering (the “Closing”) from the gross proceeds of the Securities sold. Additionally, a cash fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of any warrants or options sold in the Offering equal to 8% of the aggregate cash exercise price received by the Company upon such exercise, if any (together with the Placement Agent’s Closing Fee, the “Placement Agent’s Fee”).

Warrants. As additional compensation for the services to be provided by Aegis as the placement agent and investment banker, the Company shall issue to Aegis or its designees at the Closing, warrants (the “Aegis Warrants”) to purchase that number of shares of common stock of the Company (“Shares”) equal to 8% of the aggregate number of Shares placed in the Offering, plus any Shares underlying any convertible Securities placed in the Offering to such purchasers. The Aegis Warrants shall have the same terms, including exercise price and registration rights, as the warrants issued to investors (“Investors”) in the Offering. If no warrants are issued to Investors, the Aegis Warrants shall have an exercise price equal to 110% of the price at which Shares are issued to Investors or, if no Shares are issued, 110% of the current market price of the Shares at Closing, an exercise period of five years and registration rights for the Shares underlying the Aegis Warrants equivalent to those granted with respect to the Securities.

Schedule 3(k)(i)

None.

Schedule 3(k)(iii)

[Forecast: Attachment Yayyo Model 2018129v13.xls]

Car Cost	$15,500	Rent (week)	$350
Term	36	insurance/car/mo	$63
Terminal RESID	$8,000	Hires/100 Cars	1.5
2017 DWN PMT	$3,000	Monthly maintenance	$125
2018 DWN PMT	$1,000	Cars per Location	300
>2019 DWN PMT	$500	2019car count chg/mo	Plus 20%
2017 MNTH PMT	$350	2020 car count chg/mo	Plus 8%
>2018 MNTH PMT	$300	Location Cost	$4,000
2017 car count chg/mo	85	Utilization Rate	90%
2018 car count chg/mo	Plus 50%

		Jul-17	Aug-17	Sep-17	Oct-17	Nov-17	Dec-17	TOTAL 2017
# of Cars		2	7	10	27	47	85
#Peer-to-Peer cars

Car Rentals		2,728	9,548	13,640	36,827	64,106	115,936	242,783
Platform sales								-
Peer-to-Peer sales								-
Insurance for drivers		540	1,890	2,700	7,290	12,690		25,110
NET REVENUES		3,268	11,438	16,340	44,117	76,796	115,936	267,893

Car Lease		700	2,450	3,500	9,450	16,450	29,750	62,300
Insurance for cars		125	438	625	1,688	2,938	5,313	11,125
Insurance for drivers		540	1,890	2,700	7,290	12,690	-	25,110
Miscellaneous		250	875	1,250	3,375	5,875	10,625	22,250

Salaries	5,000	30,150	40,525	40,750	42,025	43,525	46,375	243,350
Benefits		10,553	14,184	14,263	14,709	15,234	16,231	85,173

Rent		4,000	4,000	4,000	4,000	4,000	4,000	24,000
Sales & Marketing		-	-	-	-	-	-	-
T&E		-	-	-	-	-	-	-

TOTAL EXPENSES		46,318	64,361	67,088	82,536	100,711	112,294	473,308

EBITDA		(43,050)	(52,924)	(50,748)	(38,420)	(23,916)	3,642	(205,414)

Cash Flow
Down Payments	Car	6,000	15,000	9,000	51,000	60,000	114,000

Starting Cash		(49,050)	(67,924)	(59,748)	(89,420)	(83,916)	(110,358)
Ending Cash		(49,050)	(116,973)	(176,721)	(266,141)	(350,056)	(460,414)

Residual Car Value							680,000
EBITDA & Risidual car value								474,585.60

Microsoft Confidential	1/29/18	Page 1

Car Cost	$15,500
Term	36
Terminal RESID	$8,000
2017 DWN PMT	$3,000
2018 DWN PMT	$1,000
>2019 DWN PMT	$500
2017 MNTH PMT	$350
>2018 MNTH PMT	$300
2017 car count chg/mo	85
2018 car count chg/mo	Plus 50%

		Jan-18	Feb-18	Mar-18	Apr-18	May-18	Jun-18	Jul-18	Aug-18	Sep-18
# of Cars		127	190	285	384	576	864	1,296	1,944	2,916
# Peer-to-Peer cars		38	57	86	115	173	259	389	583	875

Car Rentals		173,222	259,151	388,726	523,757	785,635	1,178,453	1,767,679	2,651,519	3,977,278
Platform sales			64,788	97,181	130,939	196,409	294,613	441,920	662,880	994,320
Peer-to-Peer sales			13,965	20,948	28,224	42,336	63,504	95,256	142,884	214,326
Insurance for drivers			51,300	76,950	103,680	155,520	233,280	349,920	524,880	787,320
NET REVENUES		173,222	389,203	583,805	786,600	1,179,900	1,769,850	2,654,775	3.982,163	5,973,244

Car Lease		38,100	57,000	85,500	115,200	172,800	259,200	388,800	583,200	874,800
Insurance for cars		7,938	11,875	17,813	24,000	36,000	54,000	81,000	121,500	182,250
Insurance for drivers		-	51,300	76,950	103,680	155,520	233,280	349,920	524,880	787,320
Miscellaneous		15,875	23,750	35,625	48,000	72,000	108,000	162,000	243,000	364,500

Salaries	5,000	49,525	54,250	61,375	68,800	83,200	104,800	137,200	185,800	258,700
Benefits		17,334	18,988	21,481	24,080	29,120	36,680	48,020	65,030	90,545

Rent		4,000	4,000	4,000	5,120	7,680	11,520	17,280	25,920	38,880
Sales & Marketing		4,000	19,436	29,154	39,282	58,923	88,384	132,576	198,864	298,296
T&E		2,500	3,750	5,625	8,438	12,656	18,984	28,477	42,715	64,072

TOTAL EXPENSES		139,271	244,349	337,523	436,599	627,899	914,848	1,345,273	1,990,909	2,959,363

EBITDA		33,950	144,854	246,282	350,001	552,001	855,002	1,309,502	1,991,254	3,013,881

Cash Flow
Down Payments	Car	$42,000	$63,000	$95,000	$99,000	$192,000	$288,000	$432,000	$648,000	$972,000

Starting Cash		(8,050)	81,854	151,282	251,001	360,001	567,002	877,502	1,343,254	2,041,881
Ending Cash		(468,464)	(386,610)	(235,328)	15,673	375,674	942,675	1,820,178	3,163,432	5,205,312

Residual Car Value
EBITDA& Risidual car value

Microsoft Confidential	1/29/18	Page 2

Car Cost	$15,500
Term	36
Terminal RESID	$8,000
2017 DWN PMT	$3,000
2018 DWN PMT	$1,000
>2019 DWN PMT	$500
2017 MNTH PMT	$350
>2018 MNTH PMT	$300
2017 car count chg/mo	85
2018 car count chg/mo	Plus 50%

		Oct-18	Nov-18	Dec-18	TOTAL 2018
# of Cars		4,374	6,561	9,841
#Peer-to-Peer cars		1,312	1,968	2,952

Car Rentals		5,965,917	8,948,876	13,422,632	40,042,844
Platform sales		1,491,479	2,237,219	3,355,658	9,967,406
Peer-to-Peer sales		321,489	482,234	723,314	2,148,479
Insurance for drivers		1,180,980	1,771,470	2,657,070	7,892,370
NET REVENUES		8,959,866	13,439,798	20,158,673	60,051,098

Car Lease		1,312,200	1,968,300	2,952,300	8,807,400
Insurance for cars		273,375	410,063	615,063	1,834,875
Insurance for drivers		1,180,980	1,771,470	2,657,070	7,892,370
Miscellaneous		546,750	820,125	1,230,125	3,669,750

Salaries	5,000	368,050	532,075	778,075	2,681,850
Benefits		128,818	186,226	272,326	938,648

Rent		58,320	87,480	131,213	395,413
Sales & Marketing		447,444	671,166	1,006,697	2,994,222
T&E		96,108	144,163	216,244	643,732

TOTAL EXPENSES		4,412,045	6,591,067	9,859,113	29,858,259

EBITDA		4,547,821	6,848,731	10,299,560	30,192,839

Cash Flow
Down Payments	Car	$1,458,000	$2,187,000	$3,280,000	$9,756,000

Starting Cash		3,089,821	4,661,731	7,019,560
Ending Cash		8,295,133	12,956,865	19,976,425

Residual Car Value				78,728,000
EBITDA& Risidual car value					108,920,839.01

Microsoft Confidential	1/29/18	Page 3

Car Cost	$15,500
Term	36
Terminal RESID	$8,000
2017 DWN PMT	$3,000
2018 DWN PMT	$1,000
>2019 DWN PMT	$500
2017 MNTH PMT	$350
>2018 MNTH PMT	$300
2017 car count chg/mo	85
2018 car count chg/mo	Plus 50%

		Jan-19	Feb-19	Mar-19	Apr-19	May-l9	Jun-19	Jul-19	Aug-19	Sep-19
# of Cars		11,809	14,170	17,004	20,404	24,484	29,380	35,256	42,307	50,768
#Peer-to-Peer cars		3,543	4,251	5,101	6,121	7,345	8,814	10,577	12,692	15,230

Car Rentals		16,106,886	19,327,172	23,197,606	27,830,036	33,394,952	40,072,851	48,087,421	57,704,633	69,245,014
Platform sales		4,026,721	4,831,793	5,798,151	6,957,509	8,348,738	10,018,213	12,021,855	14,426,158	17,311,253
Peer-to-Peer sales		867,962	1,041,495	1,249,794	1,499,694	1,799,574	2,159,430	2,591,316	3,109,565	3,731,448
Insurance for drivers		3,188,430	3,825,900	4,591,080	5,509,080	6,610,680	7,932,600	9,519,120	11,422,890	13,707,360
NET REVENUES		24,189,998	29,026,359	34,831,631	41,796,319	50,153,944	60,183,094	72,219,713	86,663,245	103,995,075

Car Lease		3,542,700	4,251,000	5,101,200	6,121,200	7,345,200	8,814,000	10,576,800	12,692,100	15,230,400
Insurance for cars		738,063	885,625	1,062,750	1,275,250	1,530,250	1,836,250	2,203,500	2,644,188	3,173,000
Insurance for drivers		3,188,430	3,825,900	4,591,080	5,509,080	6,610,680	7,932,600	9,519,120	11,422,890	13,707,360
Miscellaneous		1,476,125	1,771,250	2,125,500	2,550,500	3,060,500	3,672,500	4,407,000	5,288,375	6,346,000

Salaries	5,000	925,675	1,102,750	1,315,300	1,570,300	1,876,300	2,243,500	2,684,200	3,213,025	3,847,600
Benefits		323,986	385,963	460,355	549,605	656,705	785,225	939,470	1,124,559	1,346,660

Rent		157,453	188,933	226,720	272,053	326,453	391,733	470,080	564,093	676,907
Sales & Marketing		1,208,016	1,449,538	1,739,445	2,087,253	2,504,621	3,005,464	3,606,557	4,327,847	5,193,376
T&E		324,366	330,853	337,470	344,220	351,104	358,126	365,289	372,594	380,046

TOTAL EXPENSES		11,884,814	14,191,812	16,959,821	20,279,461	24,261,814	29,039,398	34,772,015	41,649,671	49,901,349

EBITDA		12,305,184	14,834,548	17,871,811	21,516,858	25,892,130	31,143,695	37,447,697	45,013,574	54,093,726

Cash Flow
Down Payments	Car	$984,000	$1,180,500	$1,417,000	$1,700,000	$2,040,000	$2,448,000	$2,938,000	$3,525,500	$4,230,500

Starting Cash		11,321,184	13,654,048	16,454,811	19,816,858	23,852,130	28,695,695	34,509,697	41,488,074	49,863,226
Ending Cash		31,297,609	44,951,656	61,406,467	81,223,325	105,075,455	133,771,150	168,280,848	209,768,922	259,632,148

Residual Car Value
EBITDA& Risidual car value

Microsoft Confidential	1/29/18	Page 4

Car Cost	$15,500
Term	36
Terminal RESID	$8,000
2017 DWN PMT	$3,000
2018 DWN PMT	$1,000
>2019 DWN PMT	$500
2017 MNTH PMT	$350
>2018 MNTH PMT	$300
2017 car count chg/mo	85
2018 car count chg/mo	Plus 50%

		Oct-19	Nov-19	Dec-19	TOTAL 2019
# of Cars		60,921	73,105	87,726
#Peer-to-Peer cars		18,276	21,932	26,318

Car Rentals		83,093,198	99,711,565	119,653,878	637,420,209
Platform sales		20,773,299	24,927,891	29,913,469	159,355,052
Peer-to-Peer sales		4,477,694	5,373,218	6,447,861	34,349,049
Insurance for drivers		16,448,670	19,738,350	23,686,020	126,180,180
NET REVENUES		124,792,861	149,751,023	179,701,228	957,304,491

Car Lease		18,276,300	21,931,500	26,317,800	140,200,200
Insurance for cars		3,807,563	4,569,063	5,482,875	29,208,375
Insurance for drivers		16,448,670	19,738,350	23,686,020	126,180,180
Miscellaneous		7,615,125	9,138,125	10,965,750	58,416,750

Salaries	5,000	4,609,075	5,522,875	6,619,450	35,530,050
Benefits		1,613,176	1,933,006	2,316,808	12,435,518

Rent		812,280	974,733	1,169,680	6,231,120
Sales & Marketing		6,231,990	7,478,367	8,974,041	47,806,516
T&E		387,647	395,400	403,308	4,350,424

TOTAL EXPENSES		59,801,826	71,681,420	85,935,731	460,359,132

EBITDA		64,991,035	78,069,604	93,765,497	496,945,359

Cash Flow
Down Payments	Car	$5,076,500	$6,092,000	$7,310,500

Starting Cash		59,914,535	71,977,604	86,454,997
Ending Cash		319,546,683	391,524,287	477,979,283

Residual Car Value				701,808,000
EBITDA& Risidual car value					1,198,753,358.61

Microsoft Confidential	1/29/18	Page 5

Car Cost	$15,500
Term	36
Terminal RESID	$8,000
2017 DWN PMT	$3,000
2018 DWN PMT	$1,000
>2019 DWN PMT	$500
2017 MNTH PMT	$350
>2018 MNTH PMT	$300
2017 car count chg/mo	85
2018 car count chg/mo	Plus 50%

		Jan-20	Feb-20	Mar-20	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20
# of Cars		94,744	102,323	110,508	119,348	128,895	139,206	150,342	162,369	175,358
#Peer-to-Peer cars		28,423	30,697	33,152	35,804	38,669	41,762	45,103	48,711	52,607

Car Rentals		129,226,079	139,563,456	150,727,387	162,784,705	175,806,335	189,870,024	205,058,971	221,463,198	239,179,544
Platform sales		32,306,520	34,890,864	37,681,847	40,696,176	43,951,584	47,467,506	51,264,743	55,365,799	59,794,886
Peer-to-Peer sales		6,963,684	7,520,741	8,122,338	8,772,078	9,473,783	10,231,641	11,050,137	11,934,122	12,888,813
Insurance for drivers		25,580,880	27,627,210	29,837,160	32,223,960	34,801,650	37,583,620	40,592,340	43,839,630	47,346,660
NET REVENUES		194,077,163	209,602,270	226,368,731	244,476,919	264,033,352	285,154,791	307,966,191	332,602,748	359,209,903

Car Lease		28,423,200	30,696,900	33,152,400	35,804,400	38,668,500	41,761,800	45,102,600	48,710,700	52,607,400
Insurance for cars		5,921,500	6,395,188	6,906,750	7,459,250	8,055,938	8,700,375	9,396,375	10,148,063	10,959,875
Insurance for drivers		25,580,880	27,627,210	29,837,160	32,223,960	34,801,650	37,585,620	40,592,340	43,839,630	47,346,660
Miscellaneous		11,843,000	12,790,375	13,813,500	14,918,500	16,111,875	17,400,750	18,792,750	20,296,125	21,919,750

Salaries	5,000	7,145,800	7,714,225	8,328,100	8,991,100	9,707,125	10,480,450	11,315,650	12,217,675	13,191,850
Benefits		2,501,030	2,699,979	2,914,835	3,146,885	3,397,494	3,668,158	3,960,478	4,276,186	4,617,148

Rent		1,263,253	1,364,307	1,473,440	1,591,307	1,718,600	1,856,080	2,004,560	2,164,920	2,338,107
Sales & Marketing		9,691,956	10,467,259	11,304,554	12,208,853	13,185,475	14,240,252	15,379,423	16,609,740	17,938,466
T&E		411,374	419,602	427,994	436,554	445,285	454,190	463,274	472,540	481,991

TOTAL EXPENSES		92,781,994	100,175,044	108,158,733	116,780,808	126,091,941	136,147,675	147,007,450	158,735,578	171,401,246

EBITDA		101,295,169	109,427,226	118,209,998	127,696,111	137,941,410	149,007,116	160,958,741	173,867,170	187,808,658

Cash Flow
Down Payments	Car	$3,509,000	$3,789,500	$4,092,500	$4,420,000	$4,773,500	$5,155,500	$5,568,000	$6,013,500	$6,494,500

Starting Cash		97,786,169	105,637,726	114,117,498	123,276,111	133,167,910	143,851,616	155,390,741	167,853,670	181,314,158
Ending Cash		575,765,452	681,403,179	795,520,677	918,796,787	1,051,964,698	1,195,816,314	1,351,207,055	1,519,060,725	1,700,374,882

Residual Car Value
EBITDA& Risidual car value

Microsoft Confidential	1/29/18	Page 6

Car Cost	$15,500
Term	36
Terminal RESID	$8,000
2017 DWN PMT	$3,000
2018 DWN PMT	$1,000
>2019 DWN PMT	$500
2017 MNTH PMT	$350
>2018 MNTH PMT	$300
2017 car count chg/mo	85
2018 car count chg/mo	Plus 50%

		Oct-20	Nov-20	Dec-20	TOTAL 2020
# of Cars		189,386	204,536	220,898
#Peer-to-Peer cars		56,816	61,361	66,269

Car Rentals		258,313,035	278,976,877	301,293,827	2,452,263,436
Platform sales		64,578,259	69,744,219	75,323,457	613,065,859
Peer-to-Peer sales		13,919,871	15,033,396	16,236,003	132,146,606
Insurance for drivers		51,134,220	55,224,720	59,642,460	485,436,510
NET REVENUES		387.945,384	418,979,213	452,495,747	3,682,912,411

Car Lease		56,815,800	61,360,800	66,269,400	539,373,900
Insurance for cars		11,836,625	12,783,500	13,806,125	112,369,563
Insurance for drivers		51,134,220	55,224,720	59,642,460	485,436,510
Miscellaneous		23,673,250	25.567,000	27,612,250	224,739,125

Salaries	5,000	14,243,950	15,380,200	16,607,350	135,323,475
Benefits		4,985,383	5,383,070	5,812,573	47,363,216

Rent		2,525,147	2,727,147	2,945,307	23,972,173
Sales & Marketing		19,373,478	20,923,266	22,597,037	183,919,758
T&E		491,630	501,463	511,492	5,517,389

TOTAL EXPENSES		185,079,482	199,851,165	215,803,993	1,758,015,109

EBITDA		202,865,902	219,128,047	236,691,753	1,924,897,302

Cash Flow
Down Payments	Car	$7,014,000	$7,575,000	$8,181,000

Starting Cash		195,851,902	211,553,047	228,510,753
Ending Cash		1,896,226,785	2,107,779,832	2,336,290,585

Residual Car Value				1,767,184,000
EBITDA& Risidual car value					3,692,081,301.82

Microsoft Confidential	1/29/18	Page 7

Schedule 3(l)

Schedule 3(l)(ii)

CFI Note. On January 6, 2017, the Company received $50,000 from CFI and issued its 10% original issue discount senior secured convertible note in the principal amount of $55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017 the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note”). Subsequent to the Second CFI Note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of $27,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). The CFI Notes are secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and are convertible at the option of the holder into shares of Company Common Stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our Common Stock during the twenty (20) trading days immediately prior to the date of conversion. If an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share. On or about February 6, 2017, the Company repaid in full the CFI Notes to Chase Financing, Inc. (“CFI”) in the aggregate amount of $113,888 in principal, plus accrued interest thereon. The repayment was timely in accordance with the CFI Letter Agreement and the CFI Notes.

Vehicle Leases. Distinct Cars, LLC (“Lessee”) has entered into approximately one hundred and thirty-eight (138) open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with a lease term of 36 months (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $373.01 per month to $621 per month (with only 9 vehicles of the 138 exceeding $373.01 per month). At the end of the term of the lease, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

Distinct Cars Senior Secured Notes. Distinct Cars, LLC completed a debt round of financing pursuant to which Distinct Cars raised aggregate gross proceeds in the amount of $252,667 from twenty-nine accredited investors in exchange for senior secured promissory notes issued by Distinct Cars (each a “Note” and collectively, the “Notes”). The maturity date under the Notes is third-six (36) months from the date of issuance (the “Maturity Date”). The principal amount under the Notes ranges from a minimum amount of $5,000 per Note up to $20,000 per Note. The Notes accrue interest at a rate of 8% per annum with interest due and payable upon the Maturity Date. The principal amount and any unpaid and accrued interest thereunder is due and payable in twelve (12) quarterly installments commencing upon January 1, 2018. The Notes are secured by a senior secured priority lien in the equity of the fleet of leased automobiles acquired under the Lease Agreements (see Vehicle Leases above) subject to subordination in priority lien status to the purchase money security interest held by the lessor under the Lease Agreements. In addition to the total amount of principal and interest owing under the Note, upon execution of the Note and placement of funds the Holder shall receive a stock grant (the “Stock Grant”) of YayYo Inc. common stock (the “Parent Shares”) in an amount equal to 100% of the principal sum as calculated by a price of $4.00 per share with 30% coverage. The Stock Grant is offered pursuant to a Reg D Rule 506(b) private placement.

Bellridge Capital, L.P. Senior Secured Note. In December 2017, the Company issued a secured promissory note to Bellridge Capital, L.P., in the original principal amount of $200,000 (the “Note”). As an inducement for the secured parties to extend the loan as evidenced by the Note and to secure complete and timely payment of the Note, the Company, as borrower, issued and granted a security interest in all the assets of the Company (including a pledge of securities, owned as of record and beneficially by the Company, in the wholly-owned subsidiaries of the Company) and it’s subsidiaries, existing as of the date of issuance of thereafter acquired.

Schedule 3(l)(iv)

CKR Law Settlement Agreement. On December 20, 2017, the Company entered into a settlement agreement and mutual general release with CKR Law, LLPP, a California limited liability company (“CKR”), pursuant which in settlement for a dispute involving accrued and unpaid legal fees in the amount of approximately $278,000 for legal services performed by CKR (the “Settlement Agreement”), the parties agreed that the Company shall settle the amount in dispute as follows: (i) the Company shall issue to CKR $50,000 in cash on or before January 5, 2018 (“First Cash Payment”); (ii) $50,000 in cash to be made in no greater than ten (10) monthly installments on the 8th of each month commencing April 8, 2018 (“Second Cash Payment”), provided that, a failure to make a timely monthly installment payment shall result in the delivery of 2,000 shares of Company common stock to CKR within three (3) business days of CKR making such a demand.

See Vehicle Leases under Schedule 3(l)(iii);

See Distinct Cars Senior Secured Notes under Schedule 3(l)(iii);

See Bellridge Capital, L.P. Senior Secured Note under Schedule 3(l)(iii).

Schedule 3(l)(xii)

None.

Schedule 3(l)(xvi)

The Company has entered into a series of independent director agreement with (i) Jeffrey J. Guzy, an individual (“J. Guzy”) and independent director to the board of directors of the Company, and (ii) Paul Wesley Richter, an individual (“P. Richter”) and independent director to the board of directors of the Company. In consideration for services rendered by J. Guzy and/or P. Richter, in his role as independent director to the Company, the Company has agreed to compensation in the form of a flat, fixed cash fee of $2,500.00 for each Company fiscal quarter that J. Guzy and/or P. Richter renders board membership services to the Company (the “Cash Fee”). The director will also receive a grant of a non-qualified stock option to purchase 20,000 shares of Company common stock for each fiscal quarter in which the director serves on the board of directors of the Company (the “Option”), subject to approval by the disinterested members of the board of directors of the Company. Each Option granted shall have at least a five-year exercise period and an exercise price for the shares of Company common stock based on fair market value calculations. In addition, the director will be entitled to participate in the Company’s incentive plan or equity option plan, as in effect.

Schedule 3(q)(iii)

(A)

450,000 shares of common stock of the Company have been reserved for issuance pursuant to a series of options that are issued and outstanding. See Schedule 3(q)(iv)(B) below.

(B)

15,624,998 shares of Company common stock owned as of record and beneficially by Ramy El-Batrawi, provided further, that shares of common stock beneficially owned by Ramy El-Batrawi are held of record by X, LLC, which is an entity that is wholly-owned and controlled by Ramy El-Batrawi;

5,588,235 shares of Company common stock owned as of record and beneficially by Gray Mars Venus Trust, Arizona 2015.

Schedule 3(q)(iv)

(A)

Guaranty and Pledge Agreement. Pursuant to a Guaranty & Pledge, dated January 6, 2017, by and between X, LLC (an entity wholly owned by Mr. El-Batrawi) and Chase Financing, Inc. (“CFI”), the parties entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our Common Stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of one dollar ($1.00). Under the Stock Purchase Agreement, and in addition to the 200,000 shares of Common Stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our Common Stock, held as of record and beneficially by X, LLC, equal to two percent (2%) of the number of shares of Common Stock issued or underlying Common Stock Equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial three (3) months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three (3) months.

See “Bellridge Capital, L.P. Senior Secured Note” under Schedule 3(l)(ii) above.

(B)

The Company has issued and outstanding options to purchase shares of Company common stock, as follows:

Options to purchase 50,000 underlying shares of Common Stock granted December 2016 and exercisable up and until December 31, 2018 Mark Young;

Options to purchase 100,000 underlying shares of Common Stock granted December 2016 and exercisable up and until December 31, 2018 Anthony Davis;

Options to purchase 100,000 underlying shares of Common Stock granted December 2016 and exercisable up and until December 31, 2018 Robert W. Vanech;

Options to purchase 150,000 underlying shares of Common Stock granted December 2016 and exercisable up and until December 31, 2018 Henrich Bari;

Options to purchase 50,000 underlying shares of Common Stock granted December 2016 and exercisable up and until December 31, 2018 John O’Hulrey.

See “Warrants” under Schedule 3(g) above;

See “Distinct Cars Senior Secured Notes” (specifically stock grant- Parent Shares) under Schedule 3(l)(ii);

See “CKR Law Settlement Agreement” under Schedule 3(l)(iv).

(C)

None.

(D)

None.

(E)

See “Guaranty and Pledge Agreement” under Schedule 3(q)(iv)(A) above.

(F)

None.

Schedule 3(r)

See “Vehicle Leases,” “Distinct Cars Senior Secured Notes” and Bellridge Capital, L.P. Senior Secured Note under Schedule 3(l)(ii) above.

GeoTab End-User Agreement. On July 28, 2017 Distinct Cars, LLC and YayYo, Inc., entered into an end-user agreement with RMJ Technologies TX, Inc., for a license and rights to use the GeoTab’s GPS system, including the Geotab software solutions, devices, location and data communication services (the “End-User Agreement”). The agreement is for a term of one year, with automatic renewals, and Distinct Cars, LLC and YayYo, Inc., are obligated to pay a $29 monthly service fee per GPS unit provided.

Schedule 3(s)

YayYo, Inc., vs. Hurst Capital LLLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman.

On November 21, 2016, the Company filed a lawsuit in U.S. District Court, for the Central District of California against Hurst Capital LLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman (collectively, the “Defendants”). The lawsuit alleges claims for fraud, fraudulent inducement and concealment, negligent misrepresentation, unfair business practices, intentional interference with contractual relations and prospective economic relations, and conversion, based on the Company’s belief that the Defendants made fraudulent and intentionally misleading representations to induce the Company to retain their services in connection with building our website and mobile applications, failed to satisfy the terms of their engagement with the Company and attempts to charge the Company for services which was never performed or was subpar. The Company intends to pursue this matter to a satisfactory resolution. We believe that the defendants will disgorge their ill-gotten gains rather than defend their fraudulent enterprise through the federal court system.

On January 23, 2017, the United States District Court Central District of California entered a default judgment against Austin Hurst and Zach Hurst, defendants, in case number: 2:16-cv-08653- TJH-E, in the matter YayYo, Inc., v. Hurst Capital LLLP, et al., in favor of the Company

On February 23, 2018, the Company entered into a settlement agreement and mutual release by and between Ryan O’Connor, Robert Lisiescki, Christopher John Gilbert, and Joseph Hoffman (collectively, the “Defendants”) pursuant to which the parties agreed to settlement and dismiss the action and to sever, release and discharge and terminate all rights, obligations and liabilities against the Defendants.

Schedule 3(u)(i)

None.

Schedule 3(u)(iii)

2016 Equity Incentive Plan. On November 30, 2016, the Company adopted the 2016 Equity Incentive Plan (the “Plan”) to reward and provide incentives to all Company officers, directors, employees, consultants and other eligible participants. The Company has set aside options to purchase up to Ten Million (10,000,000) shares of Common Stock for issuance under the Plan, which may be granted in the form of either incentive stock options or non-qualified stock options. The Company’s Board of Directors administers the Plan and has the authority: (i) to select the Plan recipients, the time or times at which awards may be granted, the number of shares to be subject to each option awarded, the vesting schedule of the options and (ii) to amend the stock option Plan to reward and provide incentives to its officers, directors, employees, consultants and other eligible participants.

Schedule 3(u)(iv)

None.

Schedule 3(u)(v)

See “Placement Agent Fees” under Schedule 3(g) above.

Schedule 3(u)(vii)

None.

Schedule 3(v)(i)

See “Vehicle Leases”, “Distinct Cars Senior Secured Notes”, “Bellridge Capital, L.P. Senior Secured Note” under Schedule 3(l)(ii) above.

See Schedule 3(v)(ii) below.

Schedule 3(v)(ii)

The Company leases and maintains primary offices at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210.

The Company also leases and maintains executive offices at 6600 W. Sunset Blvd., #102, Los Angeles, California 90028.

Schedule 3(w)(i)

None.

Schedule 3(w)(ii)

[Attach List of Trademarks]

YAYYO

Reg. No. 5,341,815	YayYo, LLC (DELAWARE LIMITED LIABILITY COMPANY)
433 N. Camden Dr., #600

Registered Nov. 21, 2017	Beverly Hills, CALIFORNIA 90210

Int. Cl.: 9,35, 39	CLASS 9: downloadable mobile application used for locating and comparing rates of various transportation services

Service Mark	FIRST USE 5-00-2016; IN COMMERCE 9-00-2016

Trademark	CLASS 35: Providing transportation information, namely, providing price rate and price comparison of various transportation services via a downloadable mobile application

Principal Register

FIRST USE 5-00-2016; IN COMMERCE 9-00-2016

CLASS 39: providing transportation information, namely, providing location of various transportation services via a downloadable mobile application; providing transportation arrangement services

FIRST USE 5-00-2016; IN COMMERCE 9-00-2016

THE MARK CONSISTS OF STANDARD CHARACTERS WITHOUT CLAIM TO ANY PARTICULAR FONT STYLE, SIZE OR COLOR SER. NO. 87-113,504, FILED 07-22-2016

Performing the Functions and Duties of the

Under Secretary of Commerce for

Intellectual Property and Director of the

United States Patent and Trademark Office

Reg. No. 5,341,817	YayYo, LLC (DELAWARE LIMITED LIABILITY COMPANY)
433 N. Camden Dr., #600

Registered Nov. 21, 2017	Beverly Hills, CALIFORNIA 90210

Int. Cl.: 9, 35, 39	CLASS 9: downloadable mobile application used for locating and comparing rates of various transportation services

Service Mark	FIRST USE 5-00-2016; IN COMMERCE 9-00-2016

Trademark	CLASS 35: Providing transportation information, namely, providing price rate and price comparison of various transportation services via a downloadable mobile application

Principal Register

FIRST USE 5-00-2016; IN COMMERCE 9-00-2016

CLASS 39: providing transportation information, namely, providing location of various transportation services via a downloadable mobile application; providing transportation arrangement services

FIRST USE 5-00-2016; IN COMMERCE 9-00-2016

The mark consists of a stylized design enclosed in a circle and consisting of a series of lines, semi-circles and geometric figures representing an automobile appearing above the letters “YAYYO.”

SER. NO. 87-113,639, FILED 07-22-2016

Performing the Functions and Duties of the

Under Secretary of Commerce for

Intellectual Property and Director of the

United States Patent and Trademark Office

Reg. No. 5,341,816	YayYo, LLC (DELAWARE LIMITED LIABILITY COMPANY)
433 N. Camden Dr., #600

Registered Nov. 21, 2017	Beverly Hills, CALIFORNIA 90210

Int. Cl.: 9, 35, 39	CLASS 9: downloadable mobile application used for locating and comparing rates of various transportation services

Service Mark	FIRST USE 5-00-2016; IN COMMERCE 9-00-2016

Trademark	CLASS 35: Providing transportation information, namely, providing price rate and price comparison of various transportation services via a downloadable mobile application

Principal Register	FIRST USE 5-00-2016; IN COMMERCE 9-00-2016

CLASS 39: providing transportation information, namely, providing location of various transportation services via a downloadable mobile application; providing transportation arrangement services

FIRST USE 5-00-2016; IN COMMERCE 9-00-2016

The mark consists of a stylized design consisting of a series of lines, semi-circles and geometric figures representing an automobile.

SER. NO. 87-113,603, FILED 07-22-2016

Performing the Functions and Duties of the

Under Secretary of Commerce for

Intellectual Property and Director of the

United States Patent and Trademark Office

Schedule 3(w)(iii)

See “GeoTab End-User Agreement” under Schedule 3(r).

Schedule 3(w)(v)

RideShare Rental, LLC acquired the URL RideShareRental.com and developed a unique, peer-to-peer car-sharing marketplace that puts the Company’s fleet, other fleet owners and selected individual car owners in touch with rideshare drivers seeking cars, allowing idle cars to be rented by owners to drivers. RideShare Rental sources vehicles from both the Company and individual and fleet owners to satisfy the ever-increasing demand for drivers entering the rideshare space, available in all cities throughout the United States, matching owners and drivers.

All rights and interest extended under the intellectual property license agreement, by and between the Distinct Cars, LLC and Geotab, Inc., has been provided and extended to Distinct Cars, LLC, a wholly-owned subsidiary of the Company, for the use and benefit of the Company’s business operations. See “GeoTab End-User Agreement” under

Schedule 3(r).

Schedule 3(z)(ii)

None.

Schedule 3(z)(iii)

None.

Schedule 3(z)(iv)

None.

Schedule 3(kk)

None.

Schedule 4(d)

Legal fees owed to CKR Law LLP;

Legal fees owed to Kelley Drye & Warrren LLP.